SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report June 30, 2006
(Date of earliest event reported January 30, 2006)

FINITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28445	11-3210792
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

432 Park Avenue South
13th Floor
New York, NY 10016
(Address of principal executive offices)
Registrant’s telephone number, including area code (212) 340-9100

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report amends the Form 8-K/A of Finity Holdings, Inc., dated February 24, 2006, by disclosing the consummation of the Share Exchange Agreement, providing a discussion of management’s discussion and analysis of financial condition and results of operations, and providing the financial statements required under Item 9.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 27, 2006 (the “Closing”), Finity Holdings, Inc. (“Finity” or the “Company”) closed an Exchange Agreement (the “Exchange Agreement”) with all of the stockholders (the “Stockholders”) of Flagship Patient Advocates, Inc. (formerly Flagship Healthcare Management, Inc.) (“Flagship”). The Closing occurred immediately following the filing of a Restated and Amended Certificate of Incorporation, which (i) effectuated a name change of the Company to Patients & Physicians, Inc., (ii) effectuated a one (1) for one hundred twenty five (125) reverse stock split, and (iii) increased the number of authorized shares of the Company.

As a result of the Exchange Agreement, Finity acquired all of the issued and outstanding capital stock of Flagship from the Stockholders in exchange for an aggregate of 55,685,255 newly-issued shares of Finity’s Common Stock (the “Exchange”). On the same date, and pursuant to the Exchange Agreement, the 34,000,000 shares of common stock held by Flagship in the Company were cancelled. The 55,685,255 shares of common stock issued in connection with the Exchange were issued after giving effect to the reverse stock split. The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

As a result of the Exchange, the operations of Flagship will be the only operations of Finity. Following is disclosure regarding management’s discussion and analysis of financial condition and results of operations of Flagship.

MANAGEMENT’S DISCUSSION ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Flagship is a development stage company with a limited operating history providing membership-based healthcare advocacy services to its members. Flagship is focused on providing priority access to renowned and clinically acclaimed physicians, which are typically difficult to access. We offer referrals, priority appointments, and personalized advocacy services to our members, all linked by a sophisticated and proprietary information management system. For Flagship, healthcare advocacy means brining about the delivery of exceptional “medicine at the speed of need” to each of our members. The Company’s business strategy calls for expansion through an increase in sales of membership by its internal and external sales forces. To this end, the Company will be investing substantial funds to increase its sales and marketing resources in order to grow revenues through the sale of memberships. Our business is largely dependant on the skills, experience and performance of key members of our senior management team. We have been increasing personnel in various departments including sales and marketing and membership services, as well as entering into agreements with independent third parties in order to position the company to sell our products and services, in order to grow revenue.

Three Month Period Ended March 31, 2006 Compared to the Three Month Period Ended March 31, 2005

Results of Operations

Revenue. Our total revenue increased to $7,014 for the three months ended March 31, 2006 versus $0 for the three months ended March 31, 2005. This increase is due to the Company beginning to sell memberships in late 2005. Revenue is expected to increase as the sale of memberships increases.

Costs of revenue. Our total costs of revenue increased to $2,199 for the three months ended March 31, 2006 versus $0 for the three months ended March 31, 2005. The increase is directly related to costs associated with membership sales which began in late 2005. These costs are expected to increase as the sales of memberships increases.

Costs and Expenses.

Membership services. Membership services expenses increased by $217,417 to $741,093 for the three months ended March 31, 2006 versus $523,676 for the three months ended March 31, 2005. This increase was principally due to the increase in wages and benefits related to an increase in call center personnel as we increased staff in order to provide services to our members as we begin to sell memberships. In addition there were costs associated with paying stipends to Regional Medical Directors in the three months period ended March 31, 2006. These costs were minimal in the same period of the prior year.

Selling, general and administrative. Selling, general and administrative expenses increased by $680,633 to $1,497,296 for the three months ended March 31, 2006 as compared to $816,663 for the three month period ended March 31, 2005. This increase was also principally attributable to an increase in wages and benefits related to an increase in sales personnel and the accounting for stock options issued to key personnel in the current period. These expenses were partially offset by a reduction in executive level management in 2006 versus 2005. Personnel were added in all other departments including IT, and sales and marketing in 2006. Expense increases were also related to accounting for stock compensation and the commencement of our sales campaign to acquire new members. This included design and printing costs associated with attendance at conferences and trade shows and promotional materials offset by expense reductions incurred in the same period last year relating to development of brand strategy. Other expenses including telephone, insurance and utilities increased with the addition in personnel.

Depreciation and amortization expense. Depreciation and amortization expense increased by $17,723 to $51,122 for the three months ended March 31, 2006 versus $33,399 for the three month period ended March 31, 2005. This increase is due to the purchase of property and equipment related to the increase in personnel and development of an IT platform in preparing for the increase in sales of memberships.

Impairment of long-lived assets. Impairment of long-lived assets was $0 for the three months ended March 31, 2006 versus $76,200 for the three months ended March 31, 2005. The impairment recorded in 2005 was due to management’s determination that the Company would not derive any future benefit from certain software that had been acquired in earlier years.

Interest income. Interest income increased by $9,493 to $11,564 for the three month period ended March 31, 2006 as compared to $2,071 for the three month period ended March 31, 2005. This increase was due to having cash on hand during the current three month period related to the Secured Convertible Term Note financing (the “Notes”) that took place in January 2006.

Amortization of debt discounts and debt issuance costs. Amortization of debt discounts and debt issuance costs increased to $664,914 for the three months ended March 31, 2006 versus $0 for the same period last year. This increase was due accretion of the discounts on the Notes. The costs allocated to the debt are charged to operations over the life of the debt using the interest method, which produces a constant periodic rate of return.

Interest expense. Interest expense increased by $95,653 to $97,428 for the three month period ended March 31, 2006 versus $1,775 for the three month period ended March 31, 2005. This increase is due to interest expense incurred in the current period related to the Notes.

Liquidity and Capital Resources

At March 31, 2006 the Company had a working capital of $1,386,785 compared to working capital deficit of $3,359,685 at December 31, 2005. The increase is due to the conversion of the Notes and additional proceeds received at the closing. The Company allocated the proceeds from the Notes based on the computed relative fair values of the debt and stock instruments issued. The value of the beneficial conversion feature was limited to the amount of the proceeds allocated to the debt component of both Notes. The aggregate amounts allocated to the warrants, equity instruments and beneficial conversion feature of $7,100,000, were recorded as debt discounts at the date of issuance and are being amortized to interest expense over the terms of the Notes. The initial aggregate carrying value of both Notes at the time of closing was $0 after the debt discounts.

Net cash used in operating activities was $2,085,772 for the three months ended March 31, 2006 versus $1,117,466 for the three months ended March 31, 2005. This increase is principally due to the increase in expenses incurred in operations. Overall expenses increased principally due to the increase in personnel in membership services, sales and marketing and administration as the Company prepares to sell its product and deliver products and service to members, increase in sales and marketing activities.

Net cash used in investing activities was $28,742 for the three months ended March 31, 2006 versus $333,361 for the three months ended March 31, 2005. For the three months ended March 31, 2005, investing activities included one time purchases of IT equipment for the new office space including computers for new personnel and the Company’s computer systems to meet the increased demands as the sale of memberships increase. The purchases of equipment in the three month period ended March 31, 2006 consisted primarily of additional computers.

Net cash provided by financing activities during the three month period ended March 31, 2006 was $3,622,313 versus $2,892,619 during the three months ended March 31, 2005. The increase of $729,694 resulted from the net proceeds from the closing of the Notes in January 2006 of $3,781,400 versus the net proceeds of $2,882,619 from the closing of the Redeemable Series B Convertible Preferred Stock financing during the three months ended March 31, 2005.

On January 30, 2006, Flagship also entered into an Exchange Agreement (the "Exchange Agreement") with Finity Holdings, Inc. ("Finity"). The Closing occurred on June 27, 2006, and Finity acquired all of the issued and outstanding capital stock of Flagship from the Flagship stockholders in exchange for an aggregate of 55,685,255 newly-issued shares of Finity’s Common Stock. As a result, Finity assumed all of the liabilities related to the Notes and warrants. In addition, Finity is required to file a registration statement with the SEC within 60 days of the Closing, registering all of the common stock underlying the investment and have the registration declared effective within 120 days of funding. If the registration is not filed or declared effective by the SEC within the required timeframe, then Finity will be required to pay to the investors certain liquidated damages in cash.

Acquisitions

In February 2006, Flagship entered into a letter of intent to acquire the assets of PEMMS, Limited (“PEMMS”), an early-stage technology company focusing on the Personal Health market. The transaction will provide Flagship with several strategic benefits, primarily the acquisition of the PEMMS “MedVault” software, a secure web-based repository wherein an individual can store his/her own medical records to be later retrieved at a moments notice.

In March 2005, Flagship entered into an agreement to license the MedVault software from PEMMS. Simultaneously, Flagship also entered into an agreement with PEMMS wherein PEMMS would provide all maintenance, support, and hosting services.

Pursuant to the Letter of Intent, Flagship will acquire PEMMS for 300,000 shares of Finity’s common stock. The existing employees of PEMMS will become employees of Flagship and Flagship will acquire the existing contracts and assets of PEMMS.

It has been determined that the value of the assets being acquired in this transaction are immaterial to Flagship’s financial position. In addition, on a combined basis, the operations of PEMMS during 2005 would be immaterial to Flagship.

The consummation of the PEMMS acquisition with Flagship will occur shortly after the Exchange. The 300,000 shares of common stock that will be issued in the PEMMS acquisition will be shares of Finity.

Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Results of Operations

Revenue. Our total revenue increased to $5,194 for the year ended December 31, 2005 versus $0 for the year ended December 31, 2004. This increase is due to the commencement of sales of memberships during the year ended December 31, 2005. Revenue is expected to increase as the sale of memberships increases.

Costs of revenue. Our total costs of revenue increased to $2,649 for the year ended December 31, 2005 versus $0 for the year ended December 31, 2004. The increase is directly related to costs associated with membership sales which began in 2005. These costs are expected to increase as the sales of memberships increases.

Costs and Expenses.
Membership services. Membership services expenses increased by $1,463,517 to $2,338,408 for the year ended December 31, 2005 versus $874,891 for the year ended December 31, 2004. This increase was principally due to the increase in wages and benefits related to additions in personnel as we increased staff in order to provide products and services to our members as we begin to sell memberships. In addition there were costs associated with paying stipends to Physician Chiefs and Regional Medical Directors in the year ended December 31, 2005. There were no such expenses in the same period of the prior year.

Selling, general and administrative. Selling, general and administrative expenses increased by $2,882,184 to $4,851,815 for the year ended December 31, 2005 as compared to $1,969,631 for the year ended December 31, 2004. This increase was also principally attributable to an increase in wages and benefits related to an increase in personnel. We added people in all departments including administration, IT, and sales and marketing. The Company incurred an increase in expenses in connection with the commencement of our sales campaign to acquire new members. This included design and printing costs related to marketing materials, postage and handling costs associated with the distribution of this material, and the development of a brand strategy. In addition, the Company moved to new headquarters in January 2005 to accommodate the increase in staff and to enable us to more efficiently provide services to our members as we begin to sell memberships. Other expenses including telephone, insurance and utilities increased with the addition in personnel and the acquisition of the new space.

Depreciation and amortization expense. Depreciation and amortization expense increased by $247,374 to $263,131 for the year ended December 31, 2005 versus $15,757 for the year ended December 31, 2004. This increase is due to the purchase of property and equipment related to the increase in personnel and development of an IT platform in preparing for the increase in sales of memberships.

Impairment of long-lived assets. Impairment of long-lived assets decreased by $297,054 to $97,500 for the year ended December 31, 2005 versus $394,554 for the year ended December 31, 2004. The impairment recorded for both years was due to management’s determination that the Company would not derive any future benefit from certain software that had been acquired in earlier years.

Interest income. Interest income increased by $405 to $6,341 for the year ended December 31, 2005 as compared to $5,936 for the year ended December 31, 2004. This increase was due to having cash on hand during the current year related to the Preferred Stock financing that took place in early 2005.

Interest expense. Interest expense increased to $57,209 for the year ended December 31, 2005 versus $0 for the year ended December 31, 2004. This increase is due to accrued interest expense related to loans made to the Company during the current year period. These loans were converted into Fixed Price Convertible Notes in connection with the financing more fully described below in connection with the financing that closed on January 30, 2006.

Liquidity and Capital Resources

At December 31, 2005 the Company had a working capital deficit of $3,359,685. This is principally due to the recognition of certain Demand Notes as current liabilities. These Demand Notes will be converted into Fixed Price Convertible Notes in connection with the financing more fully described below and will be reclassified as long-term liabilities. The balance of the deficit is related to the Company extending payment to its creditors.

Net cash used in operating activities was $5,601,511 for the year ended December 31, 2005 versus $1,409,675 for the year ended December 31, 2004. This increase is principally due to the increase in expenses incurred in operations. Overall expenses increased principally due to the increase in personnel in membership services, sales and marketing and administration as the Company prepares to sell its product and deliver products and services to members, increase in sales and marketing activities and the acquisition of the new office space.

Net cash used in investing activities was $531,304 for the year ended December 31, 2005 versus $332,636 for the year ended December 31, 2004. This increase was primarily due to increased purchases of IT equipment including computers for new personnel and the Company’s computer systems to meet the increased demands as the sale of memberships increase.

Net cash provided by financing activities during the year ended December 31, 2005 was $6,268,141 versus $1,717,129 during the year ended December 31, 2004. This increase was due to the receipt of net proceeds from the issuance of redeemable Series B preferred stock during the year ended December 31, 2005 of $3,346,733 versus the receipt of net proceeds of $1,682,129 from the issuance of redeemable Series A preferred stock during the year ended December 31, 2004. In addition the Company received loans totaling $2,935,000 to fund working capital needs of the Company including $1,885,000 from three officers of the Company. In January 2006 $2,600,000 of theses loans were converted into the Fixed Price Convertible Notes more fully described below.

On January 30, 2006 the Company entered into an agreement with certain investors to invest $7.1 million in Fixed Price Convertible Notes (the “Notes”) in Flagship. The Notes are collateralized by the assets of Flagship, bear interest at the prime rate published in the Wall Street Journal plus 1.0% and are convertible into common stock of the Company at a fixed conversion price of $0.90 per share. Commencing one year after the closing of the Notes, the Company is required to repay the Notes on a monthly basis over the next 24 months. In the event that any of the principal is converted into common stock, the amount converted shall be credited against the next monthly payment. Flagship has the option of prepaying any outstanding principal by paying to the note holders 130% of the principal amount. In connection with the issuance of the Notes, Flagship issued to the investors 7,968,950 shares of common stock. The investors also received seven year warrants to purchase 1,902,174 shares of common stock of Flagship with an exercise price of $0.92 per share.

Item 5.06. Change in Shell Company Status.

With the completion of the Exchange with Flagship, Finity is no longer a shell company as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. The operations of Flagship shall be the only operations of Finity.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired
  See Exhibits 99.1 and 99.2.

(d) Exhibits

Exhibit Number	Description
99.1
Condensed Consolidated Financial Statements of Flagship Patient Advocates, Inc.: Balance Sheets as of March 31, 2006 (unaudited) and December 31, 2005, Statements of Operations (unaudited) for the Three Months Ended March 31, 2006 and 2005 and for the period from inception (July 9, 2002) to March 31, 2006, Statement of Stockholders’ Equity (Deficit) (unaudited), for the period from inception (July 9, 2002) to March 31, 2006, and Statements of Cash Flows (unaudited), for the Three Months Ended March 31, 2006 and 2005 and for the period from inception (July 9, 2002) to March 31, 2006.

99.2
Audited Financial Statements of Flagship Patient Advocates, Inc.: audited Balance Sheet as of December 31, 2005 and Statements of Operations, Stockholders’ Equity (Deficit) and Cash Flows for the years ended December 31, 2005 and December 31, 2004 and for the period from inception (July 9, 2002) to December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINITY HOLDINGS, INC.

Dated: June 30, 2006	By:	/s/ Fred F. Nazem
	Name:	Fred F. Nazem
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1
Condensed Consolidated Financial Statements of Flagship Patient Advocates, Inc.: Balance Sheets as of March 31, 2006 (unaudited) and December 31, 2005, Statements of Operations (unaudited) for the Three Months Ended March 31, 2006 and 2005 and for the period from inception (July 9, 2002) to March 31, 2006, Statement of Stockholders’ Equity (Deficit) (unaudited), for the period from inception (July 9, 2002) to March 31, 2006, and Statements of Cash Flows (unaudited), for the Three Months Ended March 31, 2006 and 2005 and for the period from inception (July 9, 2002) to March 31, 2006.

99.2
Audited Financial Statements of Flagship Patient Advocates, Inc.: audited Balance Sheet as of December 31, 2005 and Statements of Operations, Stockholders’ Equity (Deficit) and Cash Flows for the years ended December 31, 2005 and December 31, 2004 and for the period from inception (July 9, 2002) to December 31, 2005.